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                                   EX 99-B.10

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors of ING Life Insurance and Annuity Company and Contract Owners of Variable Annuity Account C:

We consent to the use of our report dated March 27, 2001 relating to the consolidated financial statements of ING Life Insurance and Annuity Company (formerly Aetna Life Insurance and Annuity Company) for the period from December 1, 2000 to December 31, 2000 ("Successor Company") and for the period from January 1, 2000 to November 30, 2000 ("Preacquisition Company") which are included in the Registration Statement on Form N-4 (33-75988). We also consent to the reference to our firm under the heading "INDEPENDENT AUDITORS" in the Statement of Additional Information. Our reports refer to the acquisition, effective November 30, 2000, by ING America Insurance Holdings Inc. of all of the outstanding stock of Aetna Inc., Aetna Life Insurance and Annuity Company's indirect parent and sole shareholder in a business combination accounted for as a purchase. As a result of the acquisition, the financial information for the periods after the acquisition is presented on a different cost basis than that for the periods before the acquisition and, therefore, is not comparable.

                                                                  /s/ KPMG LLP

Hartford, Connecticut
April 10, 2003

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                                 EXHIBIT 99-B.10
                               CONSENT OF AUDITORS

We consent to the reference to our firm under the captions "Independent Auditors" and "Condensed Financial Information" and to the use of our report dated March 25, 2003, with respect to the consolidated financial statements of ING Life Insurance and Annuity Company as of December 31, 2002 and 2001 and for each of the two years in the period ended December 31, 2002, and to the use of our report dated March 14, 2003, with respect to the statement of assets and liabilities of ING Life Insurance and Annuity Company Variable Annuity Account C as of December 31, 2002, and the related statement of operations for the year then ended, and the statements of changes in net assets for each of the two years in the period then ended, included in Post-Effective Amendment No. 28 to the Registration Statement under the Securities Act of 1933 (Form N-4 No. 33-75988) and the related Prospectus and Statement of Additional Information of ING Life Insurance and Annuity Company Variable Annuity Account C.

                                                          /s/ Ernst & Young LLP

Atlanta, Georgia
April 10, 2003